Exhibit 99.1

F.N.B. Corporation Reports Third Quarter 2012 Results

Hermitage, PA – October 22, 2012 – F.N.B. Corporation (NYSE: FNB) today reported third quarter 2012 financial results. Net income for the third quarter of 2012 was $30.7 million, or $0.22 per diluted share, compared with second quarter of 2012 net income of $29.1 million, or $0.21 per diluted share. Net income for the third quarter of 2011 was $23.8 million, or $0.19 per diluted share.

Vincent J. Delie, President and Chief Executive Officer, commented, “The third quarter was another very positive quarter highlighted by our ability to deliver consistent, strong operating results. Our sustained momentum is apparent in the third quarter results, with top line revenue growth, loan and deposit growth, good credit quality and continued expense control.”

Mr. Delie continued, “We are also extremely pleased to have announced the agreement to acquire Annapolis Bancorp, Inc. This acquisition provides FNB the opportunity to partner with a well-respected banking institution and expand our franchise to a market with attractive demographics and long-term growth potential. We expect to leverage our successful regional banking model to produce positive results in this expanded footprint.”

Third Quarter 2012 Highlights

•	Third quarter net income was $0.22 per diluted share

•	The net interest margin was 3.70%

•	Revenue growth was 4.8% annualized

•	Average Pennsylvania commercial portfolio loans grew $91.5 million or 8.9% annualized. This represents the fourteenth consecutive linked quarter of organic growth for this portfolio.

•	Average consumer loans grew $72.2 million or 12.0% annualized

•	Average transaction deposits and customer repurchase agreements grew $153.8 million or 8.7% annualized

•	The efficiency ratio was 56.8%

•	Net charge-offs totaled $7.4 million or 0.42% annualized of average originated loans

•	Non-performing loans and other real estate owned (OREO) declined $13.3 million, or 10.1%, and as a percentage of total originated loans and OREO was 1.69%

F.N.B. Corporation’s performance ratios for the third quarter of 2012 were as follows: return on average tangible equity (non-GAAP measure) was 19.10%; return on average equity was 8.83%; return on average tangible assets (non-GAAP measure) was 1.15% and return on average assets was 1.03%. Reconciliations of non-GAAP measures used in this press release to their most directly comparable GAAP measures are included in the tables that accompany this press release.

Third Quarter 2012 Results

(All comparisons refer to the second quarter of 2012, except as noted)

Net Interest Income

Net interest income on a fully taxable equivalent basis totaled $95.4 million in the third quarter of 2012 compared to $96.3 million in the prior quarter. Both quarters included a benefit from accretable yield resulting from better than expected cash flows on acquired loans totaling $1.4 million in the third quarter of 2012 and $2.5 million in the second quarter of 2012. When excluding the net accretable yield, net interest income increased slightly. The third quarter net interest margin of 3.70% narrowed 10 basis points from 3.80%, with five basis points of the narrowing attributed to the lower accretable yield benefit in the third quarter.

Average loans totaled $7.9 billion and grew $96.3 million or 4.9% annualized. Average loan growth, excluding reductions in the Florida portfolio, was $134.8 million or 6.9% annualized with strong growth in both the Pennsylvania commercial and consumer portfolios. Growth in the Pennsylvania commercial portfolio continued, with average balances increasing $91.5 million, or 8.9% annualized, reflecting our consistent ability to build market share as commercial line utilization rates remained consistent with the prior quarter. This represents the fourteenth consecutive quarter of organic growth for this portfolio with an average quarterly organic growth rate of 6.7% over this period. Average consumer loan growth (consisting of direct, consumer lines of credit and indirect loans) was also strong with these balances increasing $72.2 million or 12.0% annualized. Positive consumer loan results were driven by growth of $62.7 million or 13.7% annualized in home equity-related loans (direct loans and consumer lines of credit) through a targeted sales focus across our branch network to capitalize on consumer preferences for these products. Average loans for the Florida portfolio declined $38.4 million, or 33.1%, as we continue to execute our exit strategy for this portfolio.

“Growing total loans organically for thirteen consecutive quarters is an outstanding accomplishment given the current economic environment,” remarked Mr. Delie. “We continue to see many benefits from the effective execution of our disciplined, enterprise-wide sales management process. Furthermore, our focused efforts to balance this growth while maintaining a lower risk profile and consistent high quality underwriting standards is demonstrated in our stable credit quality results.”

Total average deposits and customer repurchase agreements totaled $9.8 billion and grew $83.3 million, or 3.4% annualized. Growth in lower cost transaction deposit accounts and customer repurchase agreements remained strong, increasing $153.8 million, or 8.7% annualized, through a combination of new account acquisition, customers maintaining higher average balances and transfers from time deposits. Growth in transaction accounts and customer repurchase agreements was partially offset by a continued planned decline in time deposits due to the lower offered rate environment. As of September 30, 2012, FNB’s total customer-based funding remained constant at 98% of total deposits and borrowings. Loans as a percentage of total deposits and customer repurchase agreements were 80%, compared to 81% at June 30, 2012. Additionally, transaction-based deposits and customer repurchase agreements represent 74% of total deposits and customer repurchase agreements at September 30, 2012.

Non-Interest Income

Non-interest income totaled $34.8 million in the third quarter of 2012, increasing $2.0 million or 6.2%. Excluding a $1.4 million gain on the sale of a building in the third quarter and the net gain or loss on the sale of securities and net impairment losses on securities, non-interest income increased $1.0 million or 3.2%. Increases were seen in several fee income categories including insurance commissions and fees, securities commissions and fees and gain on the sale of loans.

Non-Interest Expense

Non-interest expense totaled $77.1 million in the third quarter of 2012, declining $1.4 million, or 1.8%. Primary contributors to the decline include lower other real estate owned expense and other non-interest expense. Continued expense control efforts are reflected in the efficiency ratio of 56.8%.

Credit Quality

Credit quality results for the third quarter of 2012 reflect consistent, solid performance. The provision for loan losses equaled $8.4 million for the third quarter of 2012 compared to $7.0 million in the prior quarter, with the increase primarily reflecting provision for loan losses of $2.2 million for the acquired portfolio following a re-estimation of cash flows and some downward migrations in certain homogeneous small business loan pools. As it relates to the acquired portfolio, larger, specifically marked credits have performed better than expected. These upward migrations will be reflected as positive yield adjustments over the remaining life of the respective loans.

Charge-off performance continued to be good with net charge-offs for the third quarter totaling $7.4 million or 0.37% annualized. Additionally, year-to-date net charge-offs of 0.34% annualized compare favorably to the prior year-to-date period of 0.46% annualized. When measured against the originated portfolio, year-to-date originated net charge-offs improved 10 basis points to 0.39% of average originated loans compared to the prior year-to-date period. Non-performing loans and OREO declined $13.3 million, or 10.1%, primarily as a result of the successful resolution of a Florida-related non-performing credit. The ratio of non-performing loans and OREO to total loans and OREO improved 19 basis points over the prior quarter to 1.48% at September 30, 2012. For the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO improved 24 basis points to 1.69% at September 30, 2012. Total delinquency (total past due and non-accrual loans) to total originated loans improved 12 basis points to 1.66%. The ratio of the allowance for loan losses to total originated loans was 1.43%, compared to 1.49% at June 30, 2012.

Capital Position

The Corporation’s capital levels at September 30, 2012 continue to exceed federal bank regulatory agency “well capitalized” thresholds. Regulatory capital ratios at September 30, 2012 (estimated) increased from June 30, 2012 ratios. At September 30, 2012, the estimated total risk-based capital ratio was 12.3%, compared to 12.0%, the estimated tier 1 risk-based capital ratio was 10.7% compared to 10.5%, and the leverage ratio was 8.24% compared to 8.07%.

At September 30, 2012, the tangible equity to tangible assets ratio (non-GAAP measure) increased to 6.01% from 5.95% and the tangible book value per share (non-GAAP measure) increased to $4.85 from $4.70.

The dividend payout ratio for the third quarter of 2012 was 55%.

Year-to-Date Results

(All comparisons refer to the prior year-to-date period, except as noted)

Year-to-date results for the nine months ended September 30, 2012 include the impact from the Parkvale acquisition completed on January 1, 2012.

For the nine months ended September 30, 2012, F.N.B. Corporation’s net income totaled $81.5 million, or $0.58 per diluted share, improved from $63.3 million, or $0.51 per diluted share. Return on average tangible equity (non-GAAP measure) equaled 17.63% compared to 15.70%, return on average equity was 7.95% compared to 7.24%, return on average tangible assets (non-GAAP measure) was 1.04% compared to 0.97%, and return on average assets was 0.93% compared to 0.86%.

Net interest income on a fully taxable equivalent basis totaled $284.5 million for the first nine months of 2012, an increase of $42.2 million or 17.4%, reflecting 18.6% growth in average earning assets and the benefit of $3.3 million in accretable yield, partially offset by a 4 basis point narrowing of the net interest margin. The growth in earning assets reflects a combination of organic growth and the Parkvale acquisition. For the first nine months of 2012, average total loans grew 18.2%, with organic total loan growth of 4.4% reflecting strong organic growth of 7.7% in the Pennsylvania commercial portfolio, as well as organic consumer loan growth of 6.8%. Average deposits and customer repurchase agreements grew 21.5%, with organic growth of 2.2% for the first nine months of 2012. Transaction deposits and customer repurchase agreements grew 22.7%, with organic growth of 7.9% representing successful new customer acquisition and higher average balances.

Non-interest income totaled $99.3 million for the first nine months of 2012, increasing $12.0 million, or 13.8%, reflecting the benefit of the Parkvale acquisition and organic revenue growth. Service charges increased $6.4 million, or 13.8%, reflecting higher volume, organic growth and the expanded customer base due to the Parkvale acquisition. Insurance commissions and fees increased $0.8 million, or 6.9%. Included in other non-interest income is a $1.4 million gain on the sale of a building.

Non-interest expense totaled $242.2 million for the first nine months of 2012, an increase of $30.1 million, or 14.2%, principally due to adding Parkvale-related operating costs and a net increase of $3.4 million in merger and severance costs. F.N.B. Corporation’s 2012 year-to-date efficiency ratio improved to 58.3% compared to 59.9%.

Credit quality results continued to trend positively during the first nine months of 2012 and compare favorably to prior year-to-date results, reflecting continued solid performance for the Pennsylvania and Regency portfolios and improvement in the Florida portfolio. Provision was $22.0 million for the first nine months of 2012, improving $3.3 million primarily due to lower provision in the Florida portfolio. Net charge-off results for the first nine months of 2012 improved 12 basis points to 0.34% annualized of total average loans. The ratio of the allowance for loan losses to total originated loans equaled 1.43% at September 30, 2012, compared to 1.69% at September 30, 2011. Total Florida loans and OREO decreased $105 million, or 54% on a year-over-year basis and the loan portion of the Florida portfolio represents less than 1% of total loans at September 30, 2012.

Subsequent Event

On October 22, 2012, FNB Corporation filed a Joint Motion for Stay Pending Settlement Approval in Ord v. F.N.B. Corporation, et al., No. 2:12 cv.-00766 (W.D. Pa.) and Clarey v. First

National Bank of Pennsylvania, No. 2:12-cv-001305 (W.D. Pa.) requesting the court to stay all pre-trial proceedings due to the parties having reached an agreement in principle to completely settle all claims with FNB creating a settlement fund of $3.0 million for distribution to class members after court approved deductions, including attorneys fees and costs. The agreement is subject to regulatory processes and court approval.

Conference Call

F.N.B. Corporation will host its quarterly conference call to discuss third quarter 2012 financial results on Tuesday, October 23, 2012 at 10:00 a.m. Eastern Time. Participating callers may access the call by dialing (888) 427-9411 or (719) 457-2689 for international callers; the confirmation number is 3528147. The Webcast and presentation materials may be accessed through the “Shareholder and Investor Relations” section of the Corporation’s Web site at www.fnbcorporation.com.

A replay of the call will be available from 1:00 p.m. Eastern Time the day of the call until midnight Eastern Time on Tuesday, October 30, 2012. The replay is accessible by dialing (877) 870-5176 or (858) 384-5517 for international callers; the confirmation number is 3528147. The call transcript and Webcast will be available on the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $12.0 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania, Ohio and West Virginia, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

Cautionary Statement Regarding Forward-looking Information

We make statements in this press release and related conference call, and may from time to time make other statements, regarding our outlook for earnings, revenues, expenses, capital levels, liquidity levels, asset levels, asset quality and other matters regarding or affecting F.N.B. Corporation and its future business and operations that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	Our businesses, financial results and balance sheet values are affected by business and economic conditions, including the following:

•	Changes in interest rates and valuations in debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of U.S. and global financial markets.

•	Actions by the Federal Reserve, U.S. Treasury and other government agencies, including those that impact money supply and market interest rates.

•

Changes in customers’, suppliers’ and other counterparties’ performance and creditworthiness which adversely affect loan utilization rates, delinquencies, defaults and counterparty ability to meet credit and other obligations.

•	Slowing or failure of the current moderate economic recovery and persistence or worsening levels of unemployment.

•	Changes in customer preferences and behavior, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors.

•

Legal and regulatory developments could affect our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain management. These developments could include:

•

Changes resulting from legislative and regulatory reforms, including broad-based restructuring of financial industry regulation; changes to laws and regulations involving tax, pension, bankruptcy, consumer protection, and other industry aspects; and changes in accounting policies and principles. We will continue to be impacted by extensive reforms provided for in the Dodd-Frank Wall Street Reform and Consumer Protection Act and otherwise growing out of the recent financial crisis, the precise nature, extent and timing of which, and their impact on us, remains uncertain.

•	Changes to regulations governing bank capital and liquidity standards, including due to the Dodd-Frank Act and to Basel III initiatives.

•

Impact on business and operating results of any costs associated with obtaining rights in intellectual property, the adequacy of our intellectual property protection in general and rapid technological developments and changes. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•

Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of third-party insurance, derivatives, swaps, and capital management techniques, and to meet evolving regulatory capital standards.

•

Increased competition, whether due to consolidation among financial institutions; realignments or consolidation of branch offices, legal and regulatory developments, industry restructuring or other causes, can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues.

•

As demonstrated by our Parkvale and Annapolis Bancorp, Inc. acquisitions, we grow our business in part by acquiring from time to time other financial services companies, financial services assets and related deposits. These acquisitions often present risks and uncertainties, including, the possibility that the transaction cannot be consummated; regulatory issues; cost, or difficulties, involved in integration and conversion of the acquired businesses after closing; inability to realize expected cost savings, efficiencies and strategic advantages; the extent of credit losses in acquired loan portfolios and extent of deposit attrition; and the potential dilutive effect to our current shareholders. In addition, with respect to the pending acquisition of Annapolis Bancorp, Inc., F.N.B. Corporation may experience difficulties in expanding into a new market area, including retention of customers and key personnel of Annapolis Bancorp, Inc. and its subsidiary BankAnnapolis.

•

Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Industry restructuring in the current environment could also impact our business and financial performance through changes in counterparty creditworthiness and performance and the competitive and regulatory landscape. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands.

•	Business and operating results can also be affected by widespread disasters, dislocations, terrorist activities or international hostilities through their impacts on the economy and financial markets.

We provide greater detail regarding some of these factors in our 2011 Form 10-K and 2012 Form 10-Qs, including the Risk Factors section of those reports, and our subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in SEC filings, accessible on the SEC’s website at www.sec.gov and on our corporate website at www.fnbcorporation.com. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

Additional Information About the Pending Merger with Annapolis Bancorp, Inc.

F.N.B. Corporation and Annapolis Bancorp, Inc. will file a proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.

SHAREHOLDERS OF ANNAPOLIS BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation and Annapolis Bancorp, Inc. have filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317, and free copies of the documents Annapolis Bancorp, Inc. has filed with the SEC by contacting Edward Schneider , Treasurer and Chief Financial Officer, Annapolis Bancorp, 1000 Bestgate Road, Suite 400, Annapolis, MD 21401, telephone: (410) 224-4455.

F.N.B. Corporation and Annapolis Bancorp, Inc. and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from Annapolis Bancorp, Inc. shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Annapolis Bancorp, Inc. common stock will be set forth in the proxy statement/prospectus relating to the merger when it becomes available. This communication does not constitute an offer of any securities for sale.

# # #

Analyst/Institutional Investor Contact:

Cynthia Christopher

724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact:

Jennifer Reel

724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com

DATA SHEETS FOLLOW

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

				3Q12 - 2Q12 Percent Variance	3Q12 - 3Q11 Percent Variance
	2012		2011
Statement of earnings	Third Quarter	Second Quarter	Third Quarter
Interest income	$107,756	$109,285	$98,702	-1.4	9.2
Interest expense	14,225	14,804	18,300	-3.9	-22.3

Net interest income	93,531	94,481	80,402	-1.0	16.3
Taxable equivalent adjustment	1,852	1,831	2,009	1.1	-7.8

Net interest income (FTE) (1)	95,383	96,312	82,411	-1.0	15.7
Provision for loan losses	8,429	7,027	8,573	20.0	-1.7

Net interest income after provision (FTE)	86,954	89,285	73,838	-2.6	17.8

Impairment losses on securities	(440)	0	(473)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	321	0	436	n/m	n/m

Net impairment losses on securities	(119)	0	(37)	n/m	n/m

Service charges	17,666	17,588	16,057	0.4	10.0
Insurance commissions and fees	4,578	3,882	4,002	17.9	14.4
Securities commissions and fees	2,102	2,030	1,858	3.5	13.1
Trust income	3,783	3,842	3,565	-1.6	6.1
Gain on sale of securities	(66)	260	49	-125.4	-233.4
Gain on sale of loans	1,176	711	657	65.4	78.9
Other	5,693	4,465	3,479	27.5	63.7

Total non-interest income	34,813	32,778	29,630	6.2	17.5

Salaries and employee benefits	41,579	41,070	37,149	1.2	11.9
Occupancy and equipment	11,568	11,862	10,263	-2.5	12.7
Amortization of intangibles	2,242	2,369	1,808	-5.4	24.0
Other real estate owned	796	1,467	1,065	-45.8	-25.3
Other	20,897	21,714	18,932	-3.8	10.4

Total non-interest expense	77,082	78,482	69,217	-1.8	11.4

Income before income taxes	44,685	43,581	34,251	2.5	30.5
Taxable equivalent adjustment	1,852	1,831	2,009	1.1	-7.8
Income taxes	12,090	12,620	8,469	-4.2	42.7

Net income	$30,743	$29,130	$23,773	5.5	29.3

Earnings per share:
Basic	$0.22	$0.21	$0.19	4.8	15.8
Diluted	$0.22	$0.21	$0.19	4.8	15.8
Performance ratios
Return on average equity	8.83%	8.57%	7.79%
Return on average tangible equity (2) (4)	19.10%	19.01%	16.23%
Return on average assets	1.03%	1.00%	0.95%
Return on average tangible assets (3) (4)	1.15%	1.12%	1.06%
Net interest margin (FTE) (1)	3.70%	3.80%	3.79%
Yield on earning assets (FTE) (1)	4.25%	4.39%	4.62%
Cost of funds	0.66%	0.69%	0.99%
Efficiency ratio (FTE) (1) (5)	56.76%	57.74%	59.01%
Effective tax rate	28.23%	30.23%	26.27%
Common stock data
Average basic shares outstanding	139,228,812	139,093,641	126,473,473	0.1	10.1
Average diluted shares outstanding	140,764,052	140,534,032	127,364,526	0.2	10.5
Ending shares outstanding	139,792,727	139,709,302	127,127,599	0.1	10.0
Book value per share	$9.98	$9.82	$9.55	1.6	4.5
Tangible book value per share (4)	$4.85	$4.70	$4.83	3.1	0.3
Dividend payout ratio	55.07%	58.07%	64.62%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,		Percent Variance
Statement of earnings	2012	2011
Interest income	$324,328	$294,228	10.2
Interest expense	45,395	57,849	-21.5

Net interest income	278,933	236,379	18.0
Taxable equivalent adjustment	5,584	5,974	-6.5

Net interest income (FTE) (1)	284,517	242,353	17.4
Provision for loan losses	22,028	25,352	-13.1

Net interest income after provision (FTE)	262,489	217,001	21.0

Impairment losses on securities	(440)	(473)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	321	436	n/m

Net impairment losses on securities	(119)	(37)	n/m

Service charges	52,419	46,058	13.8
Insurance commissions and fees	12,632	11,812	6.9
Securities commissions and fees	6,143	5,960	3.1
Trust income	11,359	11,222	1.2
Gain on sale of securities	302	141	113.8
Gain on sale of loans	2,696	1,800	49.8
Other	13,904	10,364	34.2

Total non-interest income	99,336	87,320	13.8

Salaries and employee benefits	127,255	112,059	13.6
Occupancy and equipment	35,222	30,633	15.0
Amortization of intangibles	6,892	5,409	27.4
Other real estate owned	3,899	4,986	-21.8
Other	68,969	59,056	16.8

Total non-interest expense	242,237	212,143	14.2

Income before income taxes	119,588	92,178	29.7
Taxable equivalent adjustment	5,584	5,974	-6.5
Income taxes	32,549	22,894	42.2

Net income	$81,455	$63,310	28.7

Earnings per share:
Basic	$0.59	$0.51	15.7
Diluted	$0.58	$0.51	13.7

Performance ratios
Return on average equity	7.95%	7.24%
Return on average tangible equity (2) (4)	17.63%	15.70%
Return on average assets	0.93%	0.86%
Return on average tangible assets (3) (4)	1.04%	0.97%
Net interest margin (FTE) (1)	3.75%	3.79%
Yield on earning assets (FTE) (1)	4.35%	4.70%
Cost of funds	0.70%	1.05%
Efficiency ratio (FTE) (1) (5)	58.28%	59.86%
Effective tax rate	28.55%	26.56%

Common stock data
Average basic shares outstanding	139,074,244	123,330,205	12.8
Average diluted shares outstanding	140,548,578	124,168,174	13.2
Ending shares outstanding	139,792,727	127,127,599	10.0
Book value per share	$9.98	$9.55	4.5
Tangible book value per share (4)	$4.85	$4.83	0.3
Dividend payout ratio	62.25%	71.26%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

Balance Sheet (at period end)	2012		2011	3Q12 - 2Q12 Percent Variance	3Q12 - 3Q11 Percent Variance

	Third Quarter	Second Quarter	Third Quarter
Assets
Cash and due from banks	$203,503	$197,317	$197,753	3.1	2.9
Interest bearing deposits with banks	164,091	25,441	34,982	545.0	369.1

Cash and cash equivalents	367,594	222,758	232,735	65.0	57.9
Securities available for sale	1,112,839	1,071,924	802,455	3.8	38.7
Securities held to maturity	1,151,743	1,203,240	984,201	-4.3	17.0
Residential mortgage loans held for sale	21,575	17,000	10,307	26.9	109.3
Loans, net of unearned income	7,979,450	7,860,856	6,788,540	1.5	17.5
Allowance for loan losses	(102,714)	(101,647)	(108,813)	1.0	-5.6

Net loans	7,876,736	7,759,209	6,679,727	1.5	17.9
Premises and equipment, net	145,043	148,806	125,748	-2.5	15.3
Goodwill	677,168	673,094	567,511	0.6	19.3
Core deposit and other intangible assets, net	40,095	42,337	32,772	-5.3	22.3
Bank owned life insurance	239,615	237,871	207,600	0.7	15.4
Other assets	352,483	374,500	308,288	-5.9	14.3

Total Assets	$11,984,891	$11,750,739	$9,951,344	2.0	20.4

Liabilities
Deposits:
Non-interest bearing demand	$1,735,857	$1,614,476	$1,335,417	7.5	30.0
Savings and NOW	4,764,148	4,686,599	3,794,127	1.7	25.6
Certificates and other time deposits	2,625,818	2,685,225	2,238,746	-2.2	17.3

Total Deposits	9,125,823	8,986,300	7,368,289	1.6	23.9
Other liabilities	150,152	162,786	124,479	-7.8	20.6
Short-term borrowings	1,019,411	934,510	817,343	9.1	24.7
Long-term debt	90,501	90,654	222,788	-0.2	-59.4
Junior subordinated debt	204,006	203,993	203,954	0.0	0.0

Total Liabilities	10,589,893	10,378,243	8,736,853	2.0	21.2

Stockholders’ Equity
Common stock	1,397	1,396	1,268	0.1	10.2
Additional paid-in capital	1,374,241	1,367,855	1,222,123	0.5	12.4
Retained earnings	63,298	49,485	24,760	27.9	155.6
Accumulated other comprehensive income	(38,972)	(41,361)	(30,248)	-5.8	28.8
Treasury stock	(4,966)	(4,879)	(3,412)	1.8	45.5

Total Stockholders’ Equity	1,394,998	1,372,496	1,214,491	1.6	14.9

Total Liabilities and Stockholders’ Equity	$11,984,891	$11,750,739	$9,951,344	2.0	20.4

Selected average balances
Total assets	$11,842,204	$11,734,221	$9,971,847	0.9	18.8
Earning assets	10,267,435	10,164,175	8,655,608	1.0	18.6
Securities	2,252,760	2,255,255	1,804,937	-0.1	24.8
Interest bearing deposits with banks	86,501	77,073	100,944	12.2	-14.3
Loans, net of unearned income	7,928,174	7,831,847	6,749,727	1.2	17.5
Allowance for loan losses	103,757	103,618	111,647	0.1	-7.1
Goodwill and intangibles	714,501	718,507	601,010	-0.6	18.9
Deposits and customer repurchase agreements (6)	9,834,111	9,750,808	8,061,671	0.9	22.0
Short-term borrowings	159,843	166,502	157,188	-4.0	1.7
Long-term debt	90,869	90,510	221,206	0.4	-58.9
Trust preferred securities	203,999	203,986	203,947	0.0	0.0
Shareholders’ equity	1,385,282	1,367,333	1,210,953	1.3	14.4

Capital ratios
Equity / assets (period end)	11.64%	11.68%	12.20%
Leverage ratio	8.24%	8.07%	9.01%
Tangible equity / tangible assets (period end) (4)	6.01%	5.95%	6.57%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.36%	6.33%	6.89%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,		Percent Variance
Balance Sheet (at period end)	2012	2011
Assets
Cash and due from banks	$203,503	$197,753	2.9
Interest bearing deposits with banks	164,091	34,982	369.1

Cash and cash equivalents	367,594	232,735	57.9
Securities available for sale	1,112,839	802,455	38.7
Securities held to maturity	1,151,743	984,201	17.0
Residential mortgage loans held for sale	21,575	10,307	109.3
Loans, net of unearned income	7,979,450	6,788,540	17.5
Allowance for loan losses	(102,714)	(108,813)	-5.6

Net loans	7,876,736	6,679,727	17.9
Premises and equipment, net	145,043	125,748	15.3
Goodwill	677,168	567,511	19.3
Core deposit and other intangible assets, net	40,095	32,772	22.3
Bank owned life insurance	239,615	207,600	15.4
Other assets	352,483	308,288	14.3

Total Assets	$11,984,891	$9,951,344	20.4

Liabilities
Deposits:
Non-interest bearing demand	$1,735,857	$1,335,417	30.0
Savings and NOW	4,764,148	3,794,127	25.6
Certificates and other time deposits	2,625,818	2,238,746	17.3

Total Deposits	9,125,823	7,368,289	23.9
Other liabilities	150,152	124,479	20.6
Short-term borrowings	1,019,411	817,343	24.7
Long-term debt	90,501	222,788	-59.4
Junior subordinated debt	204,006	203,954	0.0

Total Liabilities	10,589,893	8,736,853	21.2

Stockholders’ Equity
Common stock	1,397	1,268	10.2
Additional paid-in capital	1,374,241	1,222,123	12.4
Retained earnings	63,298	24,760	155.6
Accumulated other comprehensive income	(38,972)	(30,248)	28.8
Treasury stock	(4,966)	(3,412)	45.5

Total Stockholders’ Equity	1,394,998	1,214,491	14.9

Total Liabilities and Stockholders’ Equity	$11,984,891	$9,951,344	20.4

Selected average balances
Total assets	$11,713,834	$9,845,310	19.0
Earning assets	10,134,633	8,541,706	18.6
Securities	2,201,128	1,767,928	24.5
Interest bearing deposits with banks	87,277	135,250	-35.5
Loans, net of unearned income	7,846,228	6,638,528	18.2
Allowance for loan losses	103,299	109,811	-5.9
Goodwill and intangibles	717,390	600,020	19.6
Deposits and customer repurchase agreements (6)	9,728,764	8,006,820	21.5
Short-term borrowings	159,774	148,390	7.7
Long-term debt	91,221	208,899	-56.3
Trust preferred securities	203,290	203,947	-0.3
Shareholders’ equity	1,368,457	1,169,257	17.0

Capital ratios
Equity / assets (period end)	11.64%	12.20%
Leverage ratio	8.24%	9.01%
Tangible equity / tangible assets (period end) (4)	6.01%	6.57%
Tangible equity, excluding AOCI / tangible assets (period end) (4) (7)	6.36%	6.89%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

				3Q12 - 2Q12 Percent Variance	3Q12 - 3Q11 Percent Variance
	2012		2011
Balances at period end	Third Quarter	Second Quarter	Third Quarter
Loans:
Commercial real estate	$2,597,029	$2,532,116	$2,383,625	2.6	9.0
Commercial real estate - FL	71,887	84,642	176,578	-15.1	-59.3
Commercial and industrial	1,532,366	1,493,378	1,259,603	2.6	21.7
Commercial leases	127,065	125,293	103,764	1.4	22.5

Commercial loans and leases	4,328,347	4,235,429	3,923,570	2.2	10.3
Direct installment	1,128,310	1,109,676	1,033,688	1.7	9.2
Residential mortgages	1,121,237	1,158,377	673,598	-3.2	66.5
Indirect installment	583,939	577,903	538,366	1.0	8.5
Consumer LOC	780,155	741,509	580,968	5.2	34.3
Other	37,462	37,962	38,350	-1.3	-2.3

Total loans	$7,979,450	$7,860,856	$6,788,540	1.5	17.5

Deposits:
Non-interest bearing deposits	$1,735,857	$1,614,476	$1,335,417	7.5	30.0
Savings and NOW	4,764,148	4,686,599	3,794,127	1.7	25.6
Certificates of deposit and other time deposits	2,625,818	2,685,225	2,238,745	-2.2	17.3

Total deposits	9,125,823	8,986,300	7,368,289	1.6	23.9
Customer repurchase agreements (6)	885,749	768,114	672,866	15.3	31.6

Total deposits and customer repurchase agreements (6)	$10,011,572	$9,754,414	$8,041,155	2.6	24.5

Average balances
Loans:
Commercial real estate	$2,555,135	$2,508,579	$2,424,794	1.9	5.4
Commercial real estate - FL	77,708	116,143	178,405	-33.1	-56.4
Commercial and industrial	1,512,872	1,472,261	1,185,536	2.8	27.6
Commercial leases	125,508	121,130	99,274	3.6	26.4

Commercial loans and leases	4,271,223	4,218,113	3,888,009	1.3	9.9
Direct installment	1,118,981	1,092,523	1,037,714	2.4	7.8
Residential mortgages	1,156,906	1,184,441	686,097	-2.3	68.6
Indirect installment	581,315	571,763	537,234	1.7	8.2
Consumer LOC	759,832	723,594	559,791	5.0	35.7
Other	39,917	41,413	40,882	-3.6	-2.4

Total loans	$7,928,174	$7,831,847	$6,749,727	1.2	17.5

Deposits:
Non-interest bearing deposits	$1,677,578	$1,569,047	$1,299,859	6.9	29.1
Savings and NOW	4,700,328	4,685,943	3,888,462	0.3	20.9
Certificates of deposit and other time deposits	2,652,713	2,723,223	2,256,182	-2.6	17.6

Total deposits	9,030,619	8,978,213	7,444,503	0.6	21.3
Customer repurchase agreements (6)	803,492	772,595	617,169	4.0	30.2

Total deposits and customer repurchase agreements (6)	$9,834,111	$9,750,808	$8,061,672	0.9	22.0

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,		Percent Variance
Balances at period end	2012	2011
Loans:
Commercial real estate	$2,597,029	$2,383,625	9.0
Commercial real estate - FL	71,887	176,578	-59.3
Commercial and industrial	1,532,366	1,259,603	21.7
Commercial leases	127,065	103,764	22.5

Commercial loans and leases	4,328,347	3,923,570	10.3
Direct installment	1,128,310	1,033,688	9.2
Residential mortgages	1,121,237	673,598	66.5
Indirect installment	583,939	538,366	8.5
Consumer LOC	780,155	580,968	34.3
Other	37,462	38,350	-2.3

Total loans	$7,979,450	$6,788,540	17.5

Deposits:
Non-interest bearing deposits	$1,735,857	$1,335,417	30.0
Savings and NOW	4,764,148	3,794,127	25.6
Certificates of deposit and other time deposits	2,625,818	2,238,745	17.3

Total deposits	9,125,823	7,368,288	23.9
Customer repurchase agreements (6)	885,749	672,866	31.6

Total deposits and customer repurchase agreements (6)	$10,011,572	$8,041,154	24.5

Average balances
Loans:
Commercial real estate	$2,529,099	$2,405,511	5.1
Commercial real estate - FL	112,239	184,310	-39.1
Commercial and industrial	1,460,145	1,132,394	28.9
Commercial leases	119,978	91,489	31.1

Commercial loans and leases	4,221,461	3,813,704	10.7
Direct installment	1,101,210	1,027,163	7.2
Residential mortgages	1,187,875	696,832	70.5
Indirect installment	568,519	528,134	7.6
Consumer LOC	726,331	531,971	36.5
Other	40,832	40,724	0.3

Total loans	$7,846,228	$6,638,528	18.2

Deposits:
Non-interest bearing deposits	$1,572,808	$1,241,761	26.7
Savings and NOW	4,659,436	3,844,198	21.2
Certificates of deposit and other time deposits	2,729,663	2,303,746	18.5

Total deposits	8,961,907	7,389,705	21.3
Customer repurchase agreements (6)	766,857	617,115	24.3

Total deposits and customer repurchase agreements (6)	$9,728,764	$8,006,820	21.5

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011	3Q12 - 2Q12 Percent Variance	3Q12 - 3Q11 Percent Variance
Asset Quality Data	Third Quarter	Second Quarter	Third Quarter
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$69,986	$84,322	$113,416	-17.0	-38.3
Restructured loans	12,957	11,842	12,017	9.4	7.8

Non-performing loans	82,943	96,164	125,433	-13.7	-33.9
Other real estate owned (9)	35,613	35,647	34,640	-0.1	2.8

Non-performing loans and OREO	118,556	131,811	160,073	-10.1	-25.9
Non-performing investments	2,754	2,811	5,685	-2.0	-51.6

Total non-performing assets	$121,310	$134,622	$165,758	-9.9	-26.8

Non-performing loans / total loans	1.04%	1.22%	1.85%
Non-performing loans / total originated loans (10)	1.19%	1.42%	1.95%
Non-performing loans + OREO / total loans + OREO	1.48%	1.67%	2.35%
Non-performing loans + OREO / total originated loans + OREO (10)	1.69%	1.93%	2.48%
Non-performing assets / total assets	1.01%	1.15%	1.67%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,863	$102,093	$109,224	-1.2	-7.7
Provision for loan losses	6,224	6,243	8,573	-0.3	-27.4
Net loan charge-offs	(7,362)	(7,473)	(8,984)	-1.5	-18.1

Allowance for loan losses (originated portfolio)	99,725	100,863	108,813	-1.1	-8.4
Provision for loan losses (acquired portfolio) (11)	2,205	784	0	0.0	0.0
Allowance for loan losses (acquired portfolio) (11)	2,989	784	0	0.0	0.0

Total allowance for loan losses	$102,714	$101,647	$108,813	1.1	-5.6

Allowance for loan losses / total loans	1.29%	1.29%	1.60%
Allowance for loan losses (originated loans) / total originated loans (10)	1.43%	1.49%	1.69%
Allowance for loan losses / total non-performing loans (8)	120.23%	104.89%	86.75%

Net loan charge-offs (annualized) / total average loans	0.37%	0.38%	0.53%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.42%	0.45%	0.56%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$39,380	$30,697	$31,418	28.3	25.3
Loans 90+ days past due	6,167	5,973	6,046	3.2	2.0
Non-accrual loans	69,986	84,322	113,416	-17.0	-38.3

Total past due and non-accrual loans	$115,533	$120,992	$150,880	-4.5	-23.4

Total past due and non-accrual loans / total originated loans	1.66%	1.78%	2.35%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$18,961	$21,287	$13,000	-10.9	45.9
Loans 90+ days past due	35,605	36,045	10,563	-1.2	237.1
Non-accrual loans	0	0	0	0.0	0.0

Total past due and non-accrual loans	$54,566	$57,332	$23,563	-4.8	131.6

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,		Percent Variance
Asset Quality Data	2012	2011
Non-Performing Assets
Non-performing loans (8)
Non-accrual loans	$69,986	$113,416	-38.3
Restructured loans	12,957	12,017	7.8

Non-performing loans	82,943	125,433	-33.9
Other real estate owned (9)	35,613	34,640	2.8

Non-performing loans and OREO	118,556	160,073	-25.9
Non-performing investments	2,754	5,685	-51.6

Total non-performing assets	$121,310	$165,758	-26.8

Non-performing loans / total loans	1.04%	1.85%
Non-performing loans / total originated loans (10)	1.19%	1.95%
Non-performing loans + OREO / total loans + OREO	1.48%	2.35%
Non-performing loans + OREO / total originated loans + OREO (10)	1.69%	2.48%
Non-performing assets / total assets	1.01%	1.67%

Allowance Rollforward
Allowance for loan losses (originated portfolio) (10)
Balance at beginning of period	$100,662	$106,120	-5.1
Provision for loan losses	19,039	25,352	-24.9
Net loan charge-offs	(19,976)	(22,659)	-11.8

Allowance for loan losses (originated portfolio)	99,725	108,813	-8.4
Provision for loan losses (acquired portfolio) (11)	2,989	0	0.0
Allowance for loan losses (acquired portfolio) (11)	2,989	0	0.0

Total allowance for loan losses	$102,714	$108,813	-5.6

Allowance for loan losses / total loans	1.29%	1.60%
Allowance for loan losses (originated loans) / total originated loans (10)	1.43%	1.69%
Allowance for loan losses / total non-performing loans (8)	120.23%	86.75%

Net loan charge-offs (annualized) / total average loans	0.34%	0.46%
Net loan charge-offs on originated loans (annualized) / total average originated loans (10)	0.39%	0.49%

Delinquency - Originated Portfolio (10)
Loans 30-89 days past due	$39,380	$31,418	25.3
Loans 90+ days past due	6,167	6,046	2.0
Non-accrual loans	69,986	113,416	-38.3

Total past due and non-accrual loans	$115,533	$150,880	-23.4

Total past due and non-accrual loans / total originated loans	1.66%	2.35%

Memo item:
Delinquency - Acquired Portfolio (11) (12)
Loans 30-89 days past due	$18,961	$13,000	45.9
Loans 90+ days past due	35,605	10,563	237.1
Non-accrual loans	0	0	0.0

Total past due and non-accrual loans	$54,566	$23,563	131.6

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011	3Q12 - 2Q12 Percent Variance	3Q12 - 3Q11 Percent Variance
Supplemental Asset Quality Information:	Third Quarter	Second Quarter	Third Quarter
Portfolio Detail
Total Loans
Bank - PA	$7,743,609	$7,613,536	$6,450,130	1.7	20.1
Bank - FL	71,887	84,642	176,578	-15.1	-59.3
Regency	163,954	162,678	161,832	0.8	1.3

Total loans	$7,979,450	$7,860,856	$6,788,540	1.5	17.5

Non-performing loans (includes non-performing TDRs)
Bank - PA	$62,079	$65,828	$65,720	-5.7	-5.5
Bank - FL	13,973	23,668	53,254	-41.0	-73.8
Regency	6,891	6,668	6,459	3.3	6.7

Total non-performing loans	$82,943	$96,164	$125,433	-13.7	-33.9

Other real estate owned
Bank - PA	$14,947	$15,531	$12,616	-3.8	18.5
Bank - FL	19,820	19,082	20,477	3.9	-3.2
Regency	846	1,034	1,547	-18.2	-45.3

Total other real estate owned	$35,613	$35,647	$34,640	-0.1	2.8

Non-performing loans + OREO
Bank - PA	$77,026	$81,359	$78,336	-5.3	-1.7
Bank - FL	33,793	42,750	73,731	-21.0	-54.2
Regency	7,737	7,702	8,006	0.4	-3.4

Total non-performing loans + OREO	$118,556	$131,811	$160,073	-10.1	-25.9

Non-Performing Loans + OREO / Total Loans + OREO
Bank - PA	0.99%	1.07%	1.21%
Bank - FL	36.85%	41.22%	37.42%
Regency	4.69%	4.70%	4.90%

Total non-performing loans + OREO / total loans + OREO	1.48%	1.67%	2.35%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30,		Percent Variance
Supplemental Asset Quality Information:	2012	2011
Portfolio Detail
Total Loans
Bank - PA	$7,743,609	$6,450,130	20.1
Bank - FL	71,887	176,578	-59.3
Regency	163,954	161,832	1.3

Total loans	$7,979,450	$6,788,540	17.5

Non-performing loans (includes non-performing TDRs)
Bank - PA	$62,079	$65,720	-5.5
Bank - FL	13,973	53,254	-73.8
Regency	6,891	6,459	6.7

Total non-performing loans	$82,943	$125,433	-33.9

Other real estate owned
Bank - PA	$14,947	$12,616	18.5
Bank - FL	19,820	20,477	-3.2
Regency	846	1,547	-45.3

Total other real estate owned	$35,613	$34,640	2.8

Non-performing loans + OREO
Bank - PA	$77,026	$78,336	-1.7
Bank - FL	33,793	73,731	-54.2
Regency	7,737	8,006	-3.4

Total non-performing loans + OREO	$118,556	$160,073	-25.9

Non-Performing Loans + OREO / Total Loans + OREO
Bank - PA	0.99%	1.21%
Bank - FL	36.85%	37.42%
Regency	4.69%	4.90%

Total non-performing loans + OREO / total loans + OREO	1.48%	2.35%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2012
	Third Quarter			Second Quarter
	Average Outstanding	Interest Earned or Paid	Average Yield or Rate	Average Outstanding	Interest Earned or Paid	Average Yield or Rate
Assets
Interest bearing deposits with banks	$86,501	$47	0.21%	$77,073	$39	0.20%
Taxable investment securities (13)	2,067,146	11,471	2.17%	2,072,052	12,515	2.36%
Non-taxable investment securities (14)	185,614	2,581	5.56%	183,203	2,579	5.63%
Loans (14) (15)	7,928,174	95,509	4.80%	7,831,847	95,983	4.92%

Total Interest Earning Assets (14)	10,267,435	109,608	4.25%	10,164,175	111,116	4.39%

Cash and due from banks	182,356			178,331
Allowance for loan losses	(103,757)			(103,618)
Premises and equipment	146,313			148,335
Other assets	1,349,857			1,346,998

Total Assets	$11,842,204			$11,734,221

Liabilities
Deposits:
Interest-bearing demand	$3,489,658	1,764	0.20%	$3,483,658	1,838	0.21%
Savings	1,210,670	252	0.08%	1,202,285	243	0.08%
Certificates and other time	2,652,713	8,189	1.23%	2,723,223	8,532	1.26%
Customer repurchase agreements	803,492	575	0.28%	772,595	645	0.33%
Other short-term borrowings	159,843	607	1.49%	166,502	690	1.65%
Long-term debt	90,869	860	3.76%	90,510	889	3.95%
Junior subordinated debt	203,999	1,978	3.86%	203,986	1,967	3.88%

Total Interest Bearing Liabilities (14)	8,611,244	14,225	0.66%	8,642,759	14,804	0.69%

Non-interest bearing demand deposits	1,677,578			1,569,047
Other liabilities	168,100			155,082

Total Liabilities	10,456,922			10,366,888
Stockholders’ equity	1,385,282			1,367,333

Total Liabilities and Stockholders’ Equity	$11,842,204			$11,734,221

Net Interest Earning Assets	$1,656,191			$1,521,416

Net Interest Income (FTE)		95,383			96,312
Tax Equivalent Adjustment		(1,852)			(1,831)

Net Interest Income		$93,531			$94,481

Net Interest Spread			3.60%			3.70%

Net Interest Margin (14)			3.70%			3.80%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2011
	Third Quarter
	Average Outstanding	Interest Earned or Paid	Average Yield or Rate
Assets
Interest bearing deposits with banks	$100,944	$59	0.23%
Taxable investment securities (13)	1,608,704	10,744	2.62%
Non-taxable investment securities (14)	196,233	2,822	5.75%
Loans (14) (15)	6,749,727	87,086	5.12%

Total Interest Earning Assets (14)	8,655,608	100,711	4.62%

Cash and due from banks	180,447
Allowance for loan losses	(111,647)
Premises and equipment	126,365
Other assets	1,121,074

Total Assets	$9,971,847

Liabilities
Deposits:
Interest-bearing demand	$2,905,747	2,440	0.36%
Savings	982,714	416	0.17%
Certificates and other time	2,256,182	10,221	1.80%
Customer repurchase agreements	617,169	763	0.48%
Other short-term borrowings	157,188	881	2.19%
Long-term debt	221,206	1,698	3.05%
Junior subordinated debt	203,947	1,881	3.66%

Total Interest Bearing Liabilities (14)	7,344,153	18,300	0.99%

Non-interest bearing demand deposits	1,299,859
Other liabilities	116,882

Total Liabilities	8,760,894
Stockholders’ equity	1,210,953

Total Liabilities and Stockholders’ Equity	$9,971,847

Net Interest Earning Assets	$1,311,455

Net Interest Income (FTE)		82,411
Tax Equivalent Adjustment		(2,009)

Net Interest Income		$80,402

Net Interest Spread			3.64%

Net Interest Margin (14)			3.79%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2012			2011
	Average Outstanding	Interest Earned or Paid	Average Yield or Rate	Average Outstanding	Interest Earned or Paid	Average Yield or Rate
Assets
Interest bearing deposits with banks	$87,277	$142	0.22%	$135,250	$238	0.24%
Taxable investment securities (13)	2,016,128	36,344	2.35%	1,567,183	32,338	2.70%
Non-taxable investment securities (14)	185,000	7,798	5.62%	200,745	8,660	5.75%
Loans (14) (15)	7,846,228	285,628	4.86%	6,638,528	258,965	5.21%

Total Interest Earning Assets (14)	10,134,633	329,912	4.35%	8,541,706	300,201	4.70%

Cash and due from banks	182,946			163,212
Allowance for loan losses	(103,299)			(109,811)
Premises and equipment	147,447			126,730
Other assets	1,352,107			1,123,473

Total Assets	$11,713,834			$9,845,310

Liabilities
Deposits:
Interest-bearing demand	$3,470,249	5,802	0.22%	$2,865,526	7,747	0.36%
Savings	1,189,187	871	0.10%	978,672	1,368	0.19%
Certificates and other time	2,729,663	26,103	1.28%	2,303,746	32,612	1.89%
Customer repurchase agreements	766,857	1,903	0.33%	617,115	2,441	0.52%
Other short-term borrowings	159,774	2,058	1.69%	148,390	2,670	2.37%
Long-term debt	91,221	2,702	3.96%	208,899	4,981	3.19%
Junior subordinated debt	203,290	5,956	3.91%	203,947	6,030	3.95%

Total Interest Bearing Liabilities (14)	8,610,241	45,395	0.70%	7,326,295	57,849	1.05%

Non-interest bearing demand deposits	1,572,808			1,241,761
Other liabilities	162,328			107,997

Total Liabilities	10,345,377			8,676,053
Stockholders’ equity	1,368,457			1,169,257

Total Liabilities and Stockholders’ Equity	$11,713,834			$9,845,310

Net Interest Earning Assets	$1,524,392			$1,215,411

Net Interest Income (FTE)		284,517			242,352
Tax Equivalent Adjustment		(5,584)			(5,973)

Net Interest Income		$278,933			$236,379

Net Interest Spread			3.64%			3.64%

Net Interest Margin (14)			3.75%			3.79%

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES

We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding F.N.B. Corporation’s operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation’s peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation’s reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation’s financial statements.

	2012		2011
	Third Quarter	Second Quarter	Third Quarter
Adjusted net income:
Net income	$30,743	$29,130	$23,773
Merger and severance costs, net of tax	57	206	183

Adjusted net income	$30,800	$29,336	$23,956

Adjusted diluted earnings per share:
Diluted earnings per share	$0.22	$0.21	$0.19
Effect of merger and severance costs, net of tax	0.00	0.00	0.00

Adjusted diluted earnings per share	$0.22	$0.21	$0.19

Return on average tangible equity (2):
Net income (annualized)	$122,304	$117,162	$94,315
Amortization of intangibles, net of tax (annualized)	5,798	6,194	4,663

	128,102	123,356	98,978

Average total shareholders’ equity	1,385,282	1,367,333	1,210,953
Less: Average intangibles	(714,501)	(718,507)	(601,010)

	670,781	648,826	609,943

Return on average tangible equity (2)	19.10%	19.01%	16.23%

Return on average tangible assets (3):
Net income (annualized)	$122,304	$117,162	$94,315
Amortization of intangibles, net of tax (annualized)	5,798	6,194	4,663

	128,102	123,356	98,978

Average total assets	11,842,204	11,734,221	9,971,847
Less: Average intangibles	(714,501)	(718,507)	(601,010)

	11,127,703	11,015,714	9,370,837

Return on average tangible assets (3)	1.15%	1.12%	1.06%

Tangible book value per share:
Total shareholders’ equity	$1,394,998	$1,372,496	$1,214,491
Less: intangibles	(717,263)	(715,431)	(600,283)

	677,735	657,065	614,208

Ending shares outstanding	139,792,727	139,709,302	127,127,599

Tangible book value per share	$4.85	$4.70	$4.83

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2012	2011
Adjusted net income:
Net income	$81,455	$63,310
Merger and severance costs, net of tax	5,206	2,983

Adjusted net income	$86,661	$66,293

Adjusted diluted earnings per share:
Diluted earnings per share	$0.58	$0.51
Effect of merger and severance costs, net of tax	0.04	0.02

Adjusted diluted earnings per share	$0.62	$0.53

Return on average tangible equity (2):
Net income (annualized)	$108,805	$84,646
Amortization of intangibles, net of tax (annualized)	5,984	4,701

	114,789	89,347

Average total shareholders’ equity	1,368,457	1,169,257
Less: Average intangibles	(717,390)	(600,020)

	651,067	569,237

Return on average tangible equity (2)	17.63%	15.70%

Return on average tangible assets (3):
Net income (annualized)	$108,805	$84,646
Amortization of intangibles, net of tax (annualized)	5,984	4,701

	114,789	89,347

Average total assets	11,713,834	9,845,310
Less: Average intangibles	(717,390)	(600,020)

	10,996,444	9,245,290

Return on average tangible assets (3)	1.04%	0.97%

Tangible book value per share:
Total shareholders’ equity	$1,394,998	$1,214,491
Less: intangibles	(717,263)	(600,283)

	677,735	614,208

Ending shares outstanding	139,792,727	127,127,599

Tangible book value per share	$4.85	$4.83

F.N.B. CORPORATION

(Unaudited)

(Dollars in thousands)

	2012		2011
	Third Quarter	Second Quarter	Third Quarter
Tangible equity / tangible assets (period end):
Total shareholders’ equity	$1,394,998	$1,372,496	$1,214,491
Less: intangibles	(717,263)	(715,431)	(600,283)

	677,735	657,065	614,208

Total assets	11,984,891	11,750,739	9,951,344
Less: intangibles	(717,263)	(715,431)	(600,283)

	11,267,628	11,035,308	9,351,061

Tangible equity / tangible assets (period end)	6.01%	5.95%	6.57%

Tangible equity, excluding AOCI / tangible assets (period end) (7):
Total shareholders’ equity	$1,394,998	$1,372,496	$1,214,491
Less: intangibles	(717,263)	(715,431)	(600,283)
Less: AOCI	38,972	41,361	30,248

	716,707	698,426	644,456

Total assets	11,984,891	11,750,739	9,951,344
Less: intangibles	(717,263)	(715,431)	(600,283)

	11,267,628	11,035,308	9,351,061
Tangible equity, excluding AOCI / tangible assets (period end) (7)	6.36%	6.33%	6.89%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.
(2)	Return on average tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.
(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.
(4)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(5)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles, other real estate owned expense, FHLB prepayment penalties and merger costs by the sum of net interest income on a fully taxable equivalent basis plus non-interest income less securities gains and net impairment losses on securities.
(6)	Customer repos are included in short-term borrowings on the balance sheet.
(7)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than-temporarily impaired securities and unrecognized pension and postretirement obligations.
(8)	Does not include loans acquired at fair value (“acquired portfolio”).
(9)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(10)	“Originated Portfolio” or “Originated Loans” equals loans and leases not included by definition in the Acquired Portfolio.
(11)	“Acquired Portfolio” or “Acquired Loans” equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009. The risk of credit loss on these loans has been considered by virtue of the Corporation’s estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(12)	Represents contractual balances.
(13)	The average balances and yields earned on taxable investment securities are based on historical cost.
(14)	The interest income amounts are reflected on a FTE basis, which adjusts for the tax beenfit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented. The yields on earning assets and the net interest margin are presented on an FTE and annualized basis. The rates paid on interest-bearing liabilities are also presented on an annualized basis.
(15)	Average balances for loans include non-accrual loans. Loans consist of average total loans less averge unearned income. The amount of loan fees included in interest income is immaterial.